Exhibit 99.5

REINSTATEMENT AND FOURTH AMENDMENT

TO AGREEMENT FOR SALE AND PURCHASE

This Reinstatement and Fourth Amendment to Agreement for Sale and Purchase effective as of December 21, 2004 is made by and between SPILAKE, INC., a Delaware corporation (“Seller”), whose address is 2542 Williams Boulevard, Kenner, Louisiana 70062-5596, and RAK GROUP ACQUISITION CORPORATION, a New York corporation (“Buyer”), whose address is 400 Madison Avenue, Suite 2B, New York, New York 10017.

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into an Agreement for Sale and Purchase of the Lakeview Club Apartments located at 2819 N. Oakland Forest Drive, Oakland Park, Florida (“Property”) with an effective date of November 18, 2004 (“Agreement”); and

WHEREAS, Buyer and Seller entered into a First Amendment, a Second Amendment and a Third Amendment to the Agreement; and

WHEREAS, paragraph 4 of the Third Amendment provides that the additional deposit in the amount of One Million Dollars ($1,000,000) shall be delivered to the Escrow Agent by 5:00 p.m. on Monday, December 27, 2004; and

WHEREAS, the Agreement was terminated by written notice from Buyer to Seller dated December 20, 2004 (the “Termination Notice”); and

WHEREAS, the parties wish to reinstate the Agreement and also wish to further amend the Agreement for the purposes set forth hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to the following:

1. Buyer hereby acknowledges that the Termination Notice is withdrawn, and the parties hereby reinstate the Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and by this Fourth Amendment.

2. Paragraph 4 of the Third Amendment to the Agreement is hereby deleted in its entirety. The balance of the Purchase Price shall be paid at Closing on December 30, 2004, as set forth in the Agreement.

3. The Due Diligence Period provided for in the Agreement has expired and, therefore, Section 19(a) of the Agreement is no longer in effect. As a result of the completion of the Due Diligence Period, all Deposits are non-refundable so long as Seller closes on the sale of the Property in accordance with the terms and conditions of the Agreement, as amended.

4. Buyer acknowledges that all conditions to close contained in Section 6 of the Agreement have been met and that it is satisfied with the condition of title as shown in the Commitment, as revised, and is also satisfied with the matters shown in the Current Survey prepared by Winningham & Fradley, Inc., dated November 30, 2004, as revised, W-04125.

5. Seller agrees that it shall pay, when due, all invoices which have been prorated on the closing statement prepared by the Seller, dated December 30, 2004 but which have not been paid as of the Closing.

6. The Agreement, as amended, shall be assigned by Buyer to RAK Lakeview Limited Partnership, a Florida limited partnership (“Assignee”), and the Property shall be conveyed at Closing to the Assignee.

7. Subsequent to Closing, Seller shall take all action necessary to resolve the citation being issued by the City of Oakland Park with regard to the reinstallation of a fence upon the Property; provided, however, that if such work is covered by the construction warranties which will be assigned by Seller to Buyer at the Closing, then Buyer shall cooperate with Seller in enforcing such warranties, if requested.

8. The Agreement, as modified by the First Amendment, the Second Amendment and the Third Amendment shall continue in full force and effect, except as modified by this Fourth Amendment, and is hereby ratified and confirmed by the parties.

9. Any defined terms contained herein shall have the meaning afforded to them in the Agreement.

10. This Amendment may be signed by facsimile and any signature thereon shall be considered for all purposes as an original.

11. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the year and date indicated below their signatures.

SELLER:

SPILAKE, INC.

By:	/s/ James W. Brodie
James W. Brodie
Its:	Vice President

BUYER:

RAK GROUP ACQUISITION CORPORATION

By:	/s/ Randy Kohana
Randy Kohana
Its:	President